NATIONAL SANITARY SUPPLY COMPANY
            COLLECTIVE THRIFT AND PROFIT SHARING PLAN


                         TRUST AGREEMENT

     Trust Agreement, made as of the 1st day of October, 1994, by and between National Sanitary Supply Company, a corporation organized under the laws of the State of Delaware, (hereinafter referred to as the "Company"), and PNC Bank, Ohio, National Association (fka The Central Trust Company, N.A.), incorporated under the laws of the State of Ohio (hereinafter also referred to as the "Trustee").

                           WITNESSETH

     WHEREAS, the Company adopted the "National Sanitary Supply Company Savings and Investment Plan", effective July 1, 1987 (hereinafter referred to as the "Savings Plan"), for the benefit of eligible employees of the Company and eligible employees of its designated participating subsidiaries (hereinafter referred to as "participating employees"), as defined in the Savings Plan; and

     WHEREAS, pursuant to resolutions of its Board of Directors, the Company appointed the Trustee as trustee of the trust for the Savings Plan and entered into a trust agreement with the Trustee therefor; and

     WHEREAS, the Company adopted the "National Sanitary Supply Company Profit Sharing Plan", effective February 1, 1966 (hereinafter referred to as the "Profit Sharing Plan"), for the benefit of eligible employees of the Company and eligible employees of its designated participating subsidiaries (hereinafter referred to as "participating employees"), as defined in the Profit Sharing Plan; and

     WHEREAS, the Company adopted the "Paul Koss Supply Co. Profit Sharing Plan", effective June 1, 1970 (hereinafter referred to as the "Paul Koss Plan"), for the benefit of eligible employees of the Paul Koss Supply Co. (a subsidiary of the Company) and eligible employees of its designated participating subsidiaries (hereinafter referred to as "participating employees"), as defined in the Paul Koss Plan; and

     WHEREAS, pursuant to resolutions of its Board of Directors, the Company appointed the Trustee as trustee of a collective trust for the Profit Sharing Plan and Paul Koss Plan and entered into a trust agreement with the Trustee therefor; and

     WHEREAS, pursuant to resolutions of its Board of Directors dated as of August 3, 1994, the Company merged the Profit Sharing Plan into the Savings Plan effective as of October 1, 1994 and renamed the Savings Plan to be the "National Sanitary Supply
Company Employees Thrift and Profit Sharing Plan" (hereinafter
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referred to as the "Thrift/Profit Sharing Plan") for the benefit of eligible employees of the Company and eligible employees of its designated participating subsidiaries (hereinafter referred to as "participating employees"), as defined in the Thrift/Profit Sharing Plan; and

     WHEREAS, pursuant to resolutions of its Board of Directors dated as of August 3, 1994, the Company authorized participant investment direction under the Thrift/Profit Sharing Plan and Paul Koss Plan effective October 1, 1994 and the permitted investment of employee contributions under the Thrift/Profit Sharing Plan in shares of common stock of the Company effective October 1, 1994; and

     WHEREAS, the Thrift/Profit Sharing Plan and the Paul Koss Plan (collectively, the "Plans") are themselves separate plans; and

     WHEREAS, under the Plans, contributions will be made to the Trustee, which contributions when received by the Trustee will constitute a Trust Fund (hereinafter referred to as the "Trust") for each of the Plans, to be held and applied for the benefit of participating employees or their beneficiaries of the respective Plans; and

     WHEREAS, the Trust shall be a collective trust for the Thrift/Profit Sharing Plan and the Paul Koss Plan, with separate accounting of assets under each Plan as so provided under the terms of this trust agreement,

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the Company and the Trustee do hereby declare and agree each with the other as follows:

     SECTION 1. All sums of money and such property as shall from time to time be paid or delivered to the Trustee pursuant to the provisions of the Plans, all investments made therewith and proceeds thereof and all earnings and profits thereon, less the payments which at the time of reference shall have been made by the Trustee as authorized herein are referred to herein as the "Trust". No part of the corpus or income of the Trust shall be used for, or diverted to, purposes other than (i) for the exclusive benefit of participating employees or their beneficiaries and (ii) for the payment of Plan administrative expenses.

     SECTION 2. Subject to the conditions of Section 1 hereof, the Trustee shall from time to time on the directions of the Administrative Committees provided for in the Plans (hereinafter referred to as the "Committee" or "Committees") make cash payments and distributions of NSS Stock (as defined below) out of the Trust to such persons, including members of the Committees, in such manner, in such amounts, for such purposes, and from such Fund of the Trust (as described in Section 4 hereof) as may be specified in
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the directions of the respective Committee.

     SECTION 3. It shall be the duty of the Trustee (a) to hold, administer and invest the Trust as hereinafter provided, and (b) to pay moneys and to distribute shares of NSS Stock on orders certified by the Committees as being in accordance with the Plans. Such orders need not specify the application to be made of moneys and NSS Stock so ordered, and the Trustee shall not be responsible in any way respecting such application or for such administration of the Plans.

     The Trustee shall have no responsibility or authority in connection with the determination of the amounts to be transferred to it from time to time on behalf of participating employees, nor shall the Trustee have any authority to bring any action or proceeding to enforce the collection of any such amount.

     SECTION 4. The Trustee shall invest and reinvest the principal and income of the Trust, and keep the Trust invested without distinction between principal and income, in the following manner:

     A. Investment Funds - The Trustee shall invest in the General Funds (as such term is provided under the definition of Investment Fund in the Plans) as selected from time to time by the Investment Committee as provided for in the Plans. The General Funds of the Trust held by the Trustee shall be invested, managed and administered as directed by the Investment Committee, and any applicable investment direction instructions of participants and beneficiaries under the terms of the Plans, and not in conjunction with or jointly with or requiring the approval of or acquiescence in or any other action or inaction by the Trustee.

     B. NSS Stock Fund - The NSS Stock Fund shall be invested in the common stock, par value $1.00 per share, of the Company ("NSS Stock"). The NSS Stock Fund of the Trust held by the Trustee shall be invested, managed and administered as directed by the Investment Committee, and any applicable investment direction instructions of participants and beneficiaries under the terms of the Plans, and not in conjunction with or jointly with or requiring the approval of or acquiescence in or any other action or inaction by the Trustee. The NSS Stock Fund shall be allocated between the Thrift/Profit Sharing Plan and the Paul Koss Plan as the Investment Committees shall direct.

     The Trustee shall purchase NSS Stock on the principal stock exchange on which NSS is listed, or, if such stock is not then listed on a stock exchange, in the over the counter market at a price not exceeding the prevailing market "asked" price through brokers selected by the Trustee, or, at a price not greater than the then prevailing market "asked" price through private transactions. Such purchase or purchases shall be made as soon as
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reasonably practicable after receipt of funds by the Trustee.  The
NSS Stock purchased by the Trustee shall be registered in its name or in the name of its nominee, as the Trustee shall elect.

     In lieu of making purchases, as above, and/or sales of NSS Stock in the open market, the Trustee may, in its discretion, match purchases and sales of NSS Stock to be made at substantially the same time. In such event, the price at which such NSS Stock shall be considered to have been purchased and sold shall be determined by the Trustee based upon the then prevailing market price for NSS Stock.

     In lieu of purchases of NSS Stock in the open market or matched purchases and sales of NSS Stock by the Trustee, the Company may directly sell or contribute shares of NSS Stock to the Trust. In that event, the price at which the NSS Stock shall be purchased (if sold), or shall be considered to be purchased (if contributed), shall be determined by the Trustee based upon a price which is not less favorable to the Plan than the Adequate Consideration Price of NSS Stock determined under Section 3(18) of ERISA (as provided below) and consistent with the exemption under
Section 408(e) of ERISA.

     The term "Adequate Consideration Price" shall have the following meanings (as applicable), as determined consistent with
Section 3(18) of ERISA:

          (a) In the case of a security for which there is a generally recognized market (within the meaning of Section 3(18) of ERISA), the Adequate Consideration Price shall mean the price of the security prevailing on a national security exchange which is registered under Section 6 of the Securities Exchange Act of 1934.

          (b) In the case of a security for which there is a generally recognized market (within the meaning of Section 3(18) of ERISA), but is not traded on a national security exchange which is registered under Section 6 of the Securities Exchange Act of 1934, the Adequate Consideration Price shall mean the price determined pursuant and subject to the following provisions:

               (1) The price shall be the weighted average of the closing completed trade prices of the security over the 20 trading days preceding the date of the transaction, determined by taking the sum of the closing completed trade prices in effect on each of such 20 preceding trading days divided by 20.

               (2) In no event shall the price exceed the lesser of the following prices: (A) the lowest completed trade price of the security on the date of the transaction; or (B) the average of the bid and asked prices quoted for the security on the date of the transaction.
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               (3)     The only closing completed trade prices,
lowest completed trade prices and quoted bid and asked prices to be considered for purposes of the foregoing provisions shall be those such prices reported by NASDAQ and by persons independent of the issuer and of any party in interest or disqualified person with respect to the Plans (as such terms are defined in Section 3(14) of ERISA or Section 4975(d) of the Code, respectively).

               (4) In no event shall a transaction of NSS Stock occur, when using the foregoing methodology, unless there have been seven completed trades between independent persons in the 20 trading days preceding the date of the transaction.

          (c) In the case of an asset other than a security for which there is a generally recognized market (within the meaning of Section 3(18) of ERISA), the Adequate Consideration Price shall mean the fair market value of the asset as determined in good faith by the trustee or named fiduciary pursuant to the terms of the plan and in accordance with the regulations promulgated by the Secretary of Labor.

     Before each annual or special meeting of the stockholders of the Company, the Company shall cause to be sent to each participating employee having vested shares of NSS Stock allocated or allocable to his account in this Fund a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote such vested shares. Upon receipt of such instructions, the Trustee shall vote the shares of NSS Stock as instructed. Instructions received from individual participating employees shall not be divulged or released to any person, including officers or employees of the Company or Chemed. The Trustee shall have the right to vote, in person or by proxy, at its discretion any shares of NSS Stock for which voting instructions shall not have been received and all shares of NSS Stock in which participating employees shall not have any vested interest.

     In the event (a) any recapitalization of the Company or reclassification, split-up, combination or consolidation of shares of NSS Stock shall be effected, or (b) the outstanding shares of NSS Stock shall, in connection with a reorganization or consolidation of the Company be exchanged for a different number or class of shares of the common stock or other securities of the Company, then upon written direction from the Secretary of the Company pursuant to order of the Company's Board of Directors acting upon and in accordance with the recommendations of the Incentive Committee designated by the Board of Directors (hereinafter referred to as the "Incentive Committee"), the Trustee shall take such action as shall be ordered by the Company's Board of Directors and to the extent that NSS Stock is to be exchanged for a different number or class of the common stock or other securities of the Company pursuant to such order, as aforesaid, then such different number or class of shares of the common stock or other securities of NSS shall be exchanged for NSS Stock by the Trustee, and the name and class of such shares of common stock or other securities of the Company received in exchange for NSS Stock shall be substituted in all respects for all references to NSS Stock as presently stated in this Trust Agreement.

     In the event there shall be extended to the stockholders of the Company generally an offer to exchange or purchase all or a portion of the issued and outstanding shares of NSS Stock for cash and/or other consideration, then upon written direction from the Secretary of the Company pursuant to order of the Company's Board of Directors acting upon and in accordance with the recommendations of the Incentive Committee, the Trustee shall take such action as shall be ordered by the Company's Board of Directors.

     The Trustee will prepare and file such reports and information with the Securities and Exchange Commission as may be required under Section 16(a) of the Securities Exchange Act of 1934 and Section (d) of the Securities and Exchange Commission's Rule 16A-8 or which the Securities and Exchange Commission may now or hereafter otherwise request or require be filed in connection with the Trustee's holdings of NSS Stock or transactions in NSS Stock, or allocations or distributions of NSS Stock to or for the accounts of officers and directors of the Company.

     The Trustee shall treat each of the General Funds and the NSS Stock Fund separately and the income of each such Fund shall be accumulated and invested in such Fund. The Trustee may keep any portion of the assets of the NSS Stock Fund of the Trust in interest bearing cash or in short term obligations of the United States Government or agencies thereof or in other types of short term investments, including commercial paper (other than obligations of the Company or of Chemed and their respective subsidiaries) as the Trustee may from time to time deem to be in the best interests of the participating employees or other beneficiaries of the Plans.

     The Trustee shall have the power and authority at any time and from time to time to transfer such portion or all of the Trust invested by it to another Trustee upon the direction of the Administrative Committee acting upon and in accordance with recommendations of, or pursuant to authority granted it by, the Board of Directors of the Company.

     SECTION 5. In accordance with and subject to the provisions of Section 1 and Section 4 hereof, the Trustee shall have the following powers and authority in the investment and administration of the assets of the Trust:

          (a) to sell, exchange, convey, transfer or dispose of and also to grant options (including covered call options) with respect to, any property, whether real or personal, at any time held by it, and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, as the Trustee may deem best, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sales or other transaction;

          (b) to purchase, sell, hold and generally deal in and with contracts for the immediate or future delivery of financial instruments, including without limitation U.S. government agency obligations, Government National Mortgage Association certificates, Federal National Mortgage Association certificates, United States Treasury bills, United States Treasury bonds, United States Treasury notes and commercial paper, and in connection therewith to deposit any property as collateral with any agent, all on such terms and conditions as the Trustee shall determine;

          (c) to retain, manage, operate, repair, improve, develop, preserve, mortgage or lease for any period any real property or any oil, mineral or gas properties, interests or rights held by the Trustee or by any corporation organized by the Trustee pursuant to this Agreement, upon such terms and conditions as the Trustee deems proper, either alone or by joining with others, using other trust assets for any of such purposes, if by the Trustee deemed advisable; to modify, extend, renew or otherwise adjust any or all of the provisions of any such mortgage or lease, including the waiver of rentals, if by the Trustee deemed advisable; and to make provision for the amortization of the investment in or depreciation of the value of such property as the Trustee may deem advisable.

          (d) to compromise, compound and settle any debt or obligations due from third persons to the Trustee or to third persons from the Trustee, as the Trustee hereunder, and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce, any such obligation;

          (e) to vote in person or by proxy on any stocks, bonds or other securities held by the Trustee, and to appoint one or more individuals or corporations as voting trustees under voting trust arrangements and to delegate to such voting trustees discretion to vote;

          (f) to exercise any rights appurtenant to any stocks, bonds or other securities held by the Trustee for the conversion thereof into other stocks, bonds or securities, or to exercise any rights or options held by them to subscribe for or purchase additional stocks, bonds or other securities, and to make any and all necessary payments with respect to any such conversion or exercise;

          (g) to join in, dissent from, or oppose, the reorganization, recapitalization, consolidation, sale or merger of corporations or properties of which the Trustee may hold stocks, bonds or other securities or in which the Trustee may be interested, upon such terms and conditions as the Trustee may deem wise, to pay any expenses, assessments or subscriptions in connection therewith and to accept any securities or property which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger;

          (h) to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, assignments, documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (i) to enforce any right, obligation or claim in its absolute discretion and in general to protect in any way the interest of the Trust, either before or after default with respect to any such right, obligation or claim, and, in case the Trustee shall consider such action for the best interests of the trust, in its absolute discretion to abstain from the enforcement of any right, obligation or claim and to abandon any property, whether real or personal, which at any time may be held by the Trustee;

          (j) to cause or authorize any investment in the Trust to be registered in, or transferred into its name as Trustee, or the name of its nominee, or in the name of any other nominee, or to retain any such investment unregistered or in form permitting transferability by delivery; and to deposit any investment of the Trust in any depository, clearing corporation, or any central system for handling of investments, or any nominee thereof; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust;

          (k) from time to time, to employ suitable agents and counsel and to pay them reasonable expenses and compensation;

          (l) in the acquisition, disposition and management of investments for or under the Trust to acquire and hold any securities or other property even though the Trustee, in its individual or any other capacity, shall have invested or may thereafter invest its own or other funds in the same securities or related property or related securities or other property the interest, principal or other avails of which may be payable at different rates or different times or may have a different rank or priority; and to acquire and hold any securities or other property even though in connection therewith the Trustee, in its individual or any other capacity, may receive compensation reasonably and customarily due in the course of its regular activities;

          (m) for the purpose of investing in and holding title to real or personal property or part interests therein, wherever situate, to appoint one or more individuals or corporations as a co-trustee or sub-trustee or to join with one or more individuals or corporations (including itself) acting as trustees of other pension trusts, profit sharing trusts or employee benefit trusts in the establishment of one or more sub-trusts; such co-trustees or sub-trustees upon being appointed shall act with such one or more than one or all of the powers, authorities, discretion, duties and functions of the Trustee under this Section 5 as shall be designated in the instrument establishing such sub-trust including without limitation by the reference thereto power to receive and hold property, real or personal, or part interest therein, oil, mineral or gas properties, royalty interests or rights, including equipment pertaining thereto, leaseholds, mortgages and other interests in realty, situated in any State in which the co-trustee or sub-trustee is authorized to act as trustee of pension trusts, profit sharing trusts or other employee benefit trusts; and to pay the reasonable expenses and compensation of such co-trustee or sub-trustee;

          (n) to grant options for the sale of any property held by it;

          (o) to do all acts which the Trustee may deem necessary or proper and to exercise any and all powers of the Trustee under this Agreement under such terms and conditions as it may deem to be for the best interests of the Trust;

          (p) to invest all or any of the funds received by it in one or more common trust or collective investment funds maintained by the Trustee or any affiliate of the Trustee within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), provided any collective investment fund is limited to investment by tax qualified retirement plans. The trustee of any such fund must acknowledge in its governing instrument that it is a fiduciary to any plan whose assets are invested therein; and

          (q) to invest all or any portion of the Trust Fund in interests in open-end investment management companies, including those for which the Trustee or any affiliate of the Trustee receives compensation for providing investment advisory, custodial, transfer agency or other services, the Company acknowledging and understanding that the services provided and the fees charged therefore are set forth in the prospectuses for such registered investment companies, and that such prospectuses have been received, reviewed and approved by the Company prior to investment in such shares, and hereby acknowledging that such shares are not bank deposits and are not insured by, guaranteed by, obligation of, or otherwise supported by the United States of America, the Federal Deposit Insurance Corporation, PNC Bank, or any bank.

     SECTION 6. The expenses incurred in administering the Plans shall be paid out of the assets of the Trust as the Investment and Administrative Committees shall determine appropriate. The expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, such compensation to the Trustee as may be agreed upon in writing from time to time between the Trustee and an officer of the Company, and all other proper charges and disbursements of the Trustee shall be paid out of the assets of the Trust, but if not so paid, then by the Company. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be a part of the cost of such securities, or deducted in computing the proceeds therefrom as the case may be.

     SECTION 7. The Trustee shall discharge its duties and powers with respect to the Plan and the Trust solely in the interest of the participants in the Plans and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. Notwithstanding the foregoing, the Trustee shall be fully protected in acting in accordance with written certifications, orders, requests and instructions of the Administrative Committee or Investment Committee signed by the Secretary of such Committee or of the Company's Board of Directors when signed by the Secretary of the Company.

     SECTION 8. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder; and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by either the Investment or Administrative Committees. Within ninety days following the close of each Plan Year, as defined in the Plans, and within ninety days after the removal or resignation of the Trustee as provided in
Section 10 hereof, the Trustee shall file with the Investment and Administrative Committees a written account setting forth all investments, receipts, disbursements and other transactions effected during such Plan Year or during the period from the close of the last Plan Year to the date of such removal or resignation. The Trustee shall also furnish such other reports and information concerning the trust to either the Administrative or Investment Committees as either such Committee may from time to time in writing request.

     SECTION 9. All certifications, orders, requests, instructions and objections of the Administrative Committee or the Investment Committee to the Trustee shall be in writing signed by the Secretary of such Committee, or by such other person or persons as may be designated from time to time by such Committee and the Trustee shall act and shall be fully protected in acting in accordance with such certifications, orders, requests, and instructions. The Secretary or an Assistant Secretary of the Company shall furnish the Trustee from time to time with certified copies of extracts from the minutes of its Board of Directors evidencing the appointment and termination of office of any members of the Administrative or Investment Committees and the appointment of successors thereto, and with certified copies of resolutions of such Committees evidencing the appointment and termination of office of a Secretary and the appointment of successors thereto.

     Any action by the Company may be evidenced by a resolution of its Board of Directors certified to the Trustee over the signature of its Secretary or Assistant Secretary and the Trustee shall be fully protected in acting in accordance with such resolution so certified to it.

     SECTION 10. The Trustee may be removed by the Company at any time upon thirty days' notice in writing to the Trustee. The Trustee may resign at any time upon sixty days' notice in writing to the Company. Upon such removal or resignation of the Trustee the Company shall appoint and designate a successor trustee who shall have the same powers and duties under the Agreement as those conferred upon the Trustee hereunder and, upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Trust or the portion thereof held by it pursuant to this Agreement.

     SECTION 11. The Company shall have authority to direct that there shall be more than one trustee under this Agreement and to designate such additional trustee or trustees. In the event that there shall be two or more trustees acting hereunder, the Company may but shall not be required to direct that a portion of the Trust shall be held by each of said trustees. If such a direction is given, each trustee shall individually invest and keep invested the portion of the Trust held by or from time to time paid over to it, all upon the conditions set forth in this Agreement, and each trustee shall be subject to the same duties and responsibilities and shall have the same powers and rights with respect to the investment of the portion of the Trust held by it as a single trustee would have with respect to the entire Trust, and each trustee shall have no duties or responsibilities and shall have no powers or rights with respect to the investment of the portion of the trust held not by it but by another such trustee. When the context so requires, the term "Trustee" shall include any such additional trustee or trustees.

     SECTION 12. Except insofar as applicable law may otherwise require, no right or interest of any participating employee shall be assignable or transferable as a whole or in part either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy garnishment, attachment, pledge, bankruptcy or in any other manner, but excluding, however, devolution by death or mental incompetency. Except insofar as applicable law may otherwise require, no right or interest of any participating employee shall be liable for or subject to any obligation or liability of such participating employee.

     SECTION 13. The Company reserves the right at any time and from time to time to modify or amend, in whole or in part, any or all of the provisions of this Agreement by notice thereof in writing delivered to the Trustee provided that no modification or amendment which affects the rights, duties or responsibilities of the Trustee shall be made without its consent and provided further that no modification or amendment shall authorize or permit any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than (i) for the exclusive benefit of the participating employees or their beneficiaries and (ii) for the payment of Plan administrative expenses. In the event of termination of the Trust created by this Agreement, all cash, securities and other property then constituting the Trust, less any amounts constituting charges and expenses payable from the Trust pursuant to the provisions of the Plans, shall be paid over or delivered by the Trustee to or on order of the Administrative Committee, subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. If the Plans are amended, the Company shall promptly furnish to the Trustee a copy of the amendment, duly certified by its Secretary or an Assistant Secretary, and references herein to the Plans shall thereafter mean the Plans as so amended.

     SECTION 14. Any subsidiary of the Company which has been authorized by the Board of Directors of the Company to participate in the Plans with respect to its employees may hereafter become a party to this Agreement by delivering to the Trustee a certified Board of Directors resolution evidencing its acceptance and adoption of the provisions of this Agreement and the Plans on behalf of such subsidiary. No consent of any subsidiary of the Company shall be necessary to the inclusion of any other subsidiary.

     In the event that any division, department or subsidiary of the Company elects to withdraw from the Plans or to terminate the Plans as therein provided with respect to its employees and so notified the Trustee, the Trustee shall upon receipt of (a) certification by the Administrative Committee setting forth the share of the assets of the trust allocable to the covered employees, retired employees and their beneficiaries of such division, department or subsidiary and (b) certified copies of the resolutions of the board of Directors of the Company approving the withdrawal or termination of such division, department or subsidiary and approving the instructions of the Administrative Committee with regard to the segregation of the assets of the Trust, segregate such assets and, on receipt of written directions of the Administrative Committee make disposition thereof in accordance with Section 13 hereof or hold such segregated assets in a separate trust governed by the same provisions as this Agreement, except that the Board of Directors of a withdrawing subsidiary company shall thereafter have all the powers and duties theretofore held by the Board of Directors of the Company.

     SECTION 15. Any corporation into which a Trustee hereunder may merge or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such Trustee may be a party, or any corporation to which all or substantially all the trust business of such Trustee may be transferred, shall be the successor of such trust hereunder, without the execution or filing of any instrument, or the performance of any further act.

     SECTION 16. The Trustee accepts the trust created hereunder and agrees to be bound by the terms of this Agreement.

     SECTION 17. This Agreement and the Trust created hereby shall be construed, regulated and administered under the laws of the State of Ohio, except as such laws are superseded by the Employee Retirement Income Security Act of 1974, as amended, and the Trustee shall be liable to account only in the State of Ohio. The Trustee may at any time initiate an action or proceeding for the settlement of its accounts or for the determination of any question of construction which may arise or for instructions, and the only necessary defendant to such action or proceeding shall be the Company and the Administrative Committee, except that such Trustee may, if it so elects, bring in as parties defendant any other person or persons.

     SECTION 18. The Trust created by this Agreement shall constitute both (i) an individual trust for the Thrift/Profit Sharing Plan and the Paul Koss Plan, respectively, as separate plans and (ii) a group trust described in Revenue Ruling 81-100 so as to accommodate the commingled investment of the assets of the Plans as separate plans of the Trust Fund. This Agreement and each separate trust through which a Plan is funded shall individually qualify as a tax-exempt trust under Section 501(a) of the Code which participates in such group trust. In compliance with Revenue Ruling 81-100, the group trust herein shall meet the following requirements: (a) the group trust is hereby adopted as a part of each Plan; (b) the participation in the group trust is expressly limited to the Plans which are pension trusts exempt under Section 501(a) of the Code by qualifying under Section 401(a) of the Code;
(c) no part of the corpus or income which equitably belongs to any Plan's trust shall be used for or diverted to any purposes other than for the exclusive benefit for the individuals or employees, respectively, or their beneficiaries who are entitled to benefits under such Plan's trust; (d) no assignment shall be made by a participating Plan's trust of any part of its equity or interest in the group trust; and (e) the group trust is expressly created and organized in the United States and shall at all times be maintained as domestic trust in the United States.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and attested as of the day and year first above written.

                                   NATIONAL SANITARY SUPPLY COMPANY
                                   [Corporate Seal]

Attest:
/s/ Naomi C. Dallob                    /s/ Gary H. Sander
______________________________     By:___________________________
Naomi Dallob                          Gary H. Sander

                                   PNC BANK, OHIO, N.A.
                                   [Corporate Seal]

Attest:

/s/ Rebecca Bomkamp                    /s/ Rebecca A. Thornton
______________________________     By:____________________________
Rebecca Bomkamp                        Rebecca A. Thornton

STATE OF OHIO     )
               )  SS:
COUNTY OF HAMILTON        )

     On this 28th day of September, 1994 before me personally came Gary H. Sander, to me known, who, being by me duly sworn, said that he resides at [notary address]; that he is Vice President, Chief Financial Officer and Treasurer of National Sanitary Supply Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of the said corporation, and that he signed his name thereto by like authority.

                                    /s/ Joyce A. Lawrence
                                   ______________________________
                                    Joyce A. Lawrence


STATE OF OHIO     )
               )  SS:
COUNTY OF HAMILTON        )

     On this 28th day of September, 1994 before me personally came Rebecca A. Thornton, to me known, who, being by me duly sworn, said that she resides at [notary address]; that she is Vice President of PNC Bank, Ohio, N.A, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of the said corporation, and that she signed her name thereto by like authority.

                                    /s/ Mary S. Dowers
                                   ______________________________
                                    Mary S. Dowers